UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2015
Vanguard Natural Resources, LLC
(Exact name of registrant specified in its charter)

Delaware	001-33756	61-1521161
(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)

5847 San Felipe, Suite 3000
Houston, TX 77057
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (832) 327-2255

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets

On October 5, 2015, Vanguard Natural Resources, LLC, a Delaware limited liability company (“Vanguard”), completed the previously announced transactions contemplated by the Purchase Agreement and Plan of Merger, dated as of April 20, 2015 (the “Merger Agreement”), by and among Vanguard, Lighthouse Merger Sub, LLC, a wholly owned subsidiary of Vanguard (“Merger Sub”), Lime Rock Management LP (“LR Management”), Lime Rock Resources A, L.P. (“LRR A”), Lime Rock Resources B, L.P. (“LRR B”), Lime Rock Resources C, L.P. (“LRR C”), Lime Rock Resources II-A, L.P. (“LRR II-A”), Lime Rock Resources II-C, L.P. (“LRR II-C,” and, together with LRR A, LRR B, LRR C, LRR II-A and LR Management, the “GP Sellers”), LRR Energy, L.P. (“LRE”) and LRE GP, LLC (“LRE GP”). Pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into LRE, with LRE continuing as the surviving entity and as a wholly owned subsidiary of Vanguard (the “Merger”), and, at the same time, Vanguard acquired all of the limited liability company interests in LRE GP from the GP Sellers in exchange for common units representing limited liability company interests in Vanguard (“Vanguard Common Units”).

Under the terms of the Merger Agreement, (i) each outstanding common unit representing limited partner interests in LRE (“LRE Common Units”) was converted into the right to receive 0.550 newly issued Vanguard Common Units or, in the case of fractional Vanguard Common Units, cash (without interest and rounded up to the nearest whole cent) (the “Merger Consideration”) and (ii) Vanguard purchased all of the outstanding limited liability company interests in LRE GP in exchange for 12,320 newly issued Vanguard Common Units. Further, in connection with the Merger Agreement, each award of restricted LRE Common Units issued under LRE’s long-term incentive plan that was subject to time-based vesting and that was outstanding and unvested immediately prior to the effective time of the Merger became fully vested and was deemed to be a LRE Common Unit with the right to receive the Merger Consideration.

Pursuant to the Merger, Vanguard issued (i) approximately 15.44 million Vanguard Common Units as the Merger Consideration and (ii) 12,320 Vanguard Common Units as consideration for Vanguard’s purchase of the limited liability company interests in LRE GP, which common units trade on the Nasdaq Global Select Market under the symbol “VNR.” In connection with the consummation of the Merger, the New York Stock Exchange (the “NYSE”) was notified that each outstanding LRE Common Unit was converted into the right to receive the Merger Consideration described above, subject to the terms and conditions of the Merger Agreement. LRE requested that the NYSE file a notification of removal from listing on Form 25 with the Securities and Exchange Commission (the “SEC”) with respect to delisting the LRE Common Units. Vanguard, on behalf of LRE, intends to file with the SEC a Form 15 requesting the reporting obligations of LRE under Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) be suspended as soon as practicable.

The Merger was completed following approval, at a Special Meeting of LRE unitholders on October 5, 2015, of the Merger Agreement and the Merger by holders of a majority of the outstanding LRE Common Units.

The summary of the Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by LRE with the SEC on April 22, 2015 and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosures
On October 5, 2015, Vanguard issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 hereto.
The information furnished pursuant to Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01    Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.
The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Report is required to be filed.
(b) Pro Forma Financial Information.
The pro forma financial information required by this item will be filed within 71 calendar days after the date on which this Report is required to be filed.
(d) Exhibits.

Exhibit Number	Description

Exhibit 2.1*
Purchase Agreement and Plan of Merger, dated as of April 20, 2015, by and among Vanguard Natural Resources, LLC, Lighthouse Merger Sub, LLC, Lime Rock Management LP, Lime Rock Resources A, L.P., Lime Rock Resources B, L.P., Lime Rock Resources C, L.P., Lime Rock Resources II-A, L.P., Lime Rock Resources II-C, L.P., LRR Energy, L.P. and LRE GP, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by LRR Energy, L.P. with the SEC on April 22, 2015).

Exhibit 99.1	Press release dated October 5, 2015
*	All schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, LLC

Dated: October 5, 2015	By:	/s/ Richard A. Robert
	Name:	Richard A. Robert
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 2.1*
Purchase Agreement and Plan of Merger, dated as of April 20, 2015, by and among Vanguard Natural Resources, LLC, Lighthouse Merger Sub, LLC, Lime Rock Management LP, Lime Rock Resources A, L.P., Lime Rock Resources B, L.P., Lime Rock Resources C, L.P., Lime Rock Resources II-A, L.P., Lime Rock Resources II-C, L.P., LRR Energy, L.P. and LRE GP, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by LRR Energy, L.P. with the SEC on April 22, 2015).

Exhibit 99.1	Press release dated October 5, 2015.
*	All schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.